================================================================================

                            TECUMSEH PRODUCTS COMPANY

                          -----------------------------
                           AMENDMENT AND WAIVER NO. 1
                           TO NOTE PURCHASE AGREEMENT
                          -----------------------------

                            DATED AS OF JUNE 30, 2005

          $300,000,000 4.66% SENIOR GUARANTEED NOTES DUE MARCH 5, 2011

================================================================================

                            TECUMSEH PRODUCTS COMPANY

                                  $300,000,000
                 4.66% SENIOR GUARANTEED NOTES DUE MARCH 5, 2011

              AMENDMENT AND WAIVER NO. 1 TO NOTE PURCHASE AGREEMENT

                                                             As of June 30, 2005

TO EACH OF THE CURRENT NOTEHOLDERS
NAMED IN ANNEX 1 HERETO:

Ladies and Gentlemen:

      TECUMSEH PRODUCTS COMPANY, a Michigan corporation (together with any successors and assigns, the "COMPANY"), hereby agrees with each of you as follows:

1.    PRIOR ISSUANCE OF NOTES, ETC.

      The Company issued and sold three hundred million dollars ($300,000,000) in aggregate principal amount of its 4.66% Senior Guaranteed Notes due March 5, 2011 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement) pursuant to the Note Purchase Agreement dated as of March 5, 2003 between the Company and the purchasers named in Schedule A thereto (the "EXISTING NOTE PURCHASE AGREEMENT" and, as may be amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT"). The Company represents and warrants to each of you that the register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the "CURRENT NOTEHOLDERS") is currently a holder of the aggregate principal amount of the Notes indicated in such Annex.

2.    REQUEST FOR CONSENT TO AMENDMENTS

      The Company requests that each of the Current Noteholders agree to the amendments (the "AMENDMENTS") to, and waiver of certain rights (the "WAIVER") under, the Existing Note Purchase Agreement provided for by this Agreement.

3.    WARRANTIES AND REPRESENTATIONS

      To induce the Current Noteholders to enter into this Agreement and to agree to the Amendments and the Waiver, the Company warrants and represents to you as follows (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Existing Note Purchase Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 3, shall survive the effectiveness of the Amendments and the Waiver).

      3.1   NO MATERIAL ADVERSE CHANGE.

      Since the date of the financial statements of the Company filed with the Securities and Exchange Commission with the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005, and except as reflected in or contemplated by the financial forecasts provided to the Current Noteholders on June 16, 2005 (the "PROJECTIONS"), and except for the Default or Event of Default waived in Section 4.2 of this Agreement, there has been no change in the business operations, profits, financial condition, properties or business prospects of the Company except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.2   FULL DISCLOSURE.

      Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Note Purchase Agreement nor the statements made in this Agreement nor the Projections furnished by or on behalf of the Company to the Current Noteholders in connection with the proposal and negotiation of the Amendments, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein, taken as a whole, not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since June 16, 2005 that the Company has not disclosed to the Current Noteholders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

      3.3   INTENT.

      Neither the Company nor any Subsidiary is entering into the transaction contemplated by this Agreement with any intent to hinder, delay or defraud either current creditors or future creditors of the Company.

      3.4   NO DEFAULTS.

      No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments and the Waiver, would constitute a Default or an Event of Default.

      3.5   TRANSACTION IS LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

            (a) The execution and delivery of this Agreement by the Company and compliance by the Company with all of its respective obligations hereunder:

                  (i) is within the corporate powers of the Company;

                  (ii) is legal and does not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound; and

                  (iii) does not give rise to a right or option of any other
            Person under any agreement or other instrument, which right or option could reasonably be expected to have a Material Adverse Effect.

            (b) This Agreement has been duly authorized by all necessary action on the part of the Company and has been executed and delivered by one or more duly authorized officers of the Company, and each constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforceability may be:

                  (i) limited by applicable bankruptcy, reorganization,
            arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

                  (ii) subject to the availability of equitable remedies.

      3.6   CERTAIN LAWS.

      The execution and delivery of this Agreement by the Company and the consummation of the transaction contemplated hereby:

            (a) is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended, and

            (b) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      3.7   GOVERNMENTAL CONSENT.

      Neither the Company or any Subsidiary thereof, nor the nature of any of its or their respective businesses or Properties, is such so as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of this Agreement.

      3.8   FEES.

      Neither the Company nor any Subsidiary thereof has paid (or promised to pay) any amendment fee or any other direct or indirect compensation to any party to the Credit Agreement or to any other creditor of the Company or any Subsidiary in connection with the transactions contemplated hereby.

      3.9   AMENDMENT TO CREDIT AGREEMENT.

      The Company has delivered to each of the Current Noteholders a true and correct copy of the Credit Agreement and any and all amendments, modifications and waivers in respect thereof.

4.    AMENDMENTS; WAIVER

      4.1   AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.

      Subject to Section 4.3, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A to this Agreement.

      4.2   WAIVER.

      Subject to Section 4.3 from the period through and including August 8, 2005, the Current Noteholders hereby waive compliance by the Company with the provisions of Section 10.3 of the Existing Note Purchase Agreement as at the end of the fiscal quarter ended June 30, 2005. Notwithstanding the foregoing in no event will the Company incur, or permit any Subsidiary to incur, during the Temporary Waiver Period any Indebtedness (other than Indebtedness under existing working capital credit facilities in accordance with the terms thereof on June 30, 2005, including the maximum amounts to be borrowed thereunder), if after giving effect thereto, the Company would not be in compliance with the provisions of Section 10.3 of the Existing Note Purchase Agreement without giving effect to the Waiver contemplated hereby.

      4.3 EFFECTIVENESS OF AMENDMENTS AND WAIVER.

      The Amendments contemplated by Section 4.1 and Exhibit A and the Waiver contemplated by Section 4.2 shall, in accordance with Section 17.1 of the Existing Note Purchase Agreement, become effective (the date of such effectiveness is herein referred to as the "EFFECTIVE DATE"), if at all, at such time as the Company and the Required Holders shall have indicated their written consent to such Amendments and such Waiver by executing and delivering the applicable counterparts of this Agreement. It is understood that any Current Noteholder may withhold its consent for any reason or for no reason, and that, without limitation of the foregoing, any Current Noteholder hereby makes the granting of its consent contingent upon satisfaction of each of the following conditions:

            (a) the Company shall have (i) paid all unpaid fees and disbursements of Chapman & Cutler reflected in invoices presented on or before the date hereof and (ii) established a retainer for legal fees with Bingham McCutchen LLP, special counsel to the Current Noteholders, in the aggregate amount of $100,000 and pursuant to documentation satisfactory to such special counsel; and

            (b) the Company shall have paid $200,000 to Conway, Del Genio, Gries & Co. LLC ("CONWAY"), financial advisor to the Current Noteholders, pursuant to a retainer arrangement satisfactory to the Company, the Required Holders and Conway.

            (c) the Company shall have delivered to each of the Current Noteholders a true and correct copy of any amendment or waiver to the Credit Agreement entered into on or prior to the date hereof.

Any such amendment or waiver entered into in connection with the transaction contemplated hereby shall be in form and substance satisfactory to the Required Holders provided execution and delivery of this Agreement by the Required Holders shall be deemed to be an affirmation that such amendment or waiver is so satisfactory.

      4.4   NO OTHER AMENDMENTS; CONFIRMATION.

      Except as expressly provided herein, (a) no terms or provisions of any agreement are modified or changed by this Agreement, (b) the terms of this Agreement shall not operate as a waiver by any Current Noteholder of, or otherwise prejudice any Current Noteholder's rights, remedies or powers under, the Existing Note Purchase Agreement or any other Financing Document or under any applicable law, and (c) the terms and provisions of the Existing Note Purchase Agreement and each other Financing Document shall continue in full force and effect.

5.    DEFINED TERMS

      Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Note Purchase Agreement.

6.    EXPENSES

      Whether or not any of the Amendments or the Waiver becomes effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Current Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement. The fees of Conway will be paid by the Company pursuant to the retainer arrangement referenced to in Section 4.3(b). This Section 6 shall not be construed to limit the Company's obligations under Section 15.1 of the Note Purchase Agreement.

7.    MISCELLANEOUS

      7.1   PART OF NOTE PURCHASE AGREEMENT, FUTURE REFERENCES, ETC.

      (a) This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the other Financing Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

      7.2   GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MICHIGAN, UNITED STATES OF AMERICA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      7.3   DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

      Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall become effective at the time provided in Section 4.3 hereof, and each set of counterparts that, collectively, show execution by the Company and each consenting Current Noteholder shall constitute one duplicate original.

      7.4   BINDING EFFECT.

      This Agreement shall be binding upon and shall inure to the benefit of the Company and the Current Noteholders and their respective successors and assigns.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; NEXT PAGE IS SIGNATURE PAGE.]

      If this Agreement is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among the Company and you in accordance with its terms.

                                           Very truly yours,

                                           TECUMSEH PRODUCTS COMPANY

                                           By: /s/ JAMES S. NICHOLSON
                                               ---------------------------------
                                           Name: James S. Nicholson
                                           Title: Vice President, Treasurer and
                                                      Chief Financial Officer

Accepted:

NEW YORK LIFE INSURANCE COMPANY

By: /s/ R. EDWARD FERGUSON
    ------------------------------
Name: R. Edward Ferguson
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
BY: NEW YORK LIFE INVESTMENT MANAGEMENT LLC, ITS INVESTMENT MANAGER

By: /s/ R. EDWARD FERGUSON
    ------------------------------
Name: R. Edward Ferguson
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
    INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
BY: NEW YORK LIFE INVESTMENT MANAGEMENT LLC, ITS INVESTMENT MANAGER

By: /s/ R. EDWARD FERGUSON
    ------------------------------
Name: R. Edward Ferguson
Title: Vice President

STATE FARM LIFE INSURANCE COMPANY

By: /s/ JOHN S. CONCKLIN
    ------------------------------
Name: John S. Concklin
Title: Vice President - Common Stocks

By: /s/ JEFFREY T. ATTWOOD
    ------------------------------
Name: Jeffrey T. Attwood
Title: Investment Officer

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By: /s/ JOHN S. CONCKLIN
    ------------------------------
Name: John S. Concklin
Title: Vice President - Common Stocks

By: /s/ JEFFREY T. ATTWOOD
    ------------------------------
Name: Jeffrey T. Attwood
Title: Investment Officer

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By: /s/ MORIAN C. MOOERS
    ------------------------------
Name: Morian C. Mooers
Title:  Investment Officer

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

By: /s/ MORIAN C. MOOERS
    ------------------------------
Name: Morian C. Mooers
Title: Investment Officer

EMPLOYERS REINSURANCE CORPORATION
By: GE ASSET MANAGEMENT INCORPORATED, its Investment Manager

By: GENWORTH FINANCIAL ASSET MANAGEMENT, LLC, its Investment Advisor

By: /s/ MORIAN C. MOOERS
    ------------------------------
Name: Morian C. Mooers
Title: Assistant Vice President

FIRST COLONY LIFE INSURANCE COMPANY

By: /s/ MORIAN C. MOOERS
    ------------------------------
Name: Morian C. Mooers
Title: Investment Officer

GE LIFE AND ANNUITY ASSURANCE COMPANY

By: /s/ MORIAN C. MOOERS
    ------------------------------
Name: Morian C. Mooers
Title: Investment Officer

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By: /s/ TAD ANDERSON
    ---------------------------
Name: Tad Anderson
Title: Ass't. V.P., Investments

By: /s/ J.G. LOWERY
    --------------------------
Name: J.G. Lowery
Title: Ass't. V.P., Investments

LONDON LIFE INSURANCE COMPANY

By: /s/ B.R. ALLISON
    --------------------------
Name: B.R. Allison
Authorized Signatory

By: /s/ D.B.E. AYERS
    -------------------------
Name: D.B.E. Ayers
Authorized Signatory

THE GREAT-WEST LIFE ASSURANCE COMPANY

By: /s/ B.R. ALLISON
    -------------------------
Name: B.R. Allison
Authorized Signatory

By: /s/ D.B.E. AYERS
    -------------------------
Name: D.B.E. Ayers
Authorized Signatory

LONDON LIFE AND CASUALTY (BARBADOS) CORPORATION
BY: ORCHARD CAPITAL MANAGEMENT, LLC, AS INVESTMENT ADVISER

By: /s/ TAD ANDERSON
    -------------------------
Name: Tad Anderson
Title: Ass't. V.P., Investments

By: /s/ J.G. LOWERY
    -------------------------
Name: J.G. Lowery
Title: Ass't. V.P., Investments

PACIFIC LIFE INSURANCE COMPANY
(NOMINEE:  MAC & CO.)

By: /s/ DAVID C. PATCH
    -------------------------
Name: David C. Patch
Title: Assistant Vice President

By: /s/ DIANE W. DALES
    -------------------------
Name: Diane W. Dales
Title: Assistant Secretary

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By: /s/ JAMES E. MCDONALD, JR.
    --------------------------
Name: James E. McDonald, Jr.
Title: Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By: /s/ JAMES E. MCDONALD, JR.
    --------------------------
Name: James E. McDonald, Jr.
Title: Vice President

JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

By: /s/ JAMES E. MCDONALD, JR.
    --------------------------
Name:  James E. McDonald, Jr.
Title:  Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
BY: BABSON CAPITAL MANAGEMENT LLC, AS INVESTMENT ADVISER

By:
    ----------------------------
Name:
Title:

C.M. LIFE INSURANCE COMPANY
BY: BABSON CAPITAL MANAGEMENT LLC, AS INVESTMENT SUB-ADVISER

By:
    ----------------------------
Name:
Title:

MASSMUTUAL ASIA LIMITED
BY: BABSON CAPITAL MANAGEMENT LLC, AS INVESTMENT ADVISER

By:
    ----------------------------
Name:
Title:

ALLSTATE LIFE INSURANCE COMPANY

By: /s/ ROBERT B. BODETT
    -------------------------
Name: Robert B. Bodett

By: /s/ JERRY D. ZINKULA
    -------------------------
Name: Jerry D. Zinkula

Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ ROBERT B. BODETT
    -------------------------
Name: Robert B. Bodett

By: /s/ JERRY D. ZINKULA
    -------------------------
Name: Jerry D. Zinkula

Authorized Signatories

AMERICAN HERITAGE LIFE INSURANCE COMPANY

By: /s/ ROBERT B. BODETT
    -------------------------
Name: Robert B. Bodett

By: /s/ JERRY D. ZINKULA
    -------------------------
Name: Jerry D. Zinkula

Authorized Signatories

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
NATIONWIDE MUTUAL INSURANCE COMPANY

By: /s/ MARK W. POEPPELMAN
    -------------------------
Name: Mark W. Poeppelman
Authorized Signatory

TRANSAMERICA LIFE INSURANCE COMPANY

By: /s/ BILL HENRICKSEN
    -------------------------
Name: Bill Henricksen
Title: Vice President

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By: /s/ BILL HENRICKSEN
    -------------------------
Name: Bill Henricksen
Title: Vice President

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ BILL HENRICKSEN
    -------------------------
Name: Bill Henricksen
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY
BY: HARTFORD INVESTMENT SERVICES, INC., AS AGENT AND ATTORNEY-IN-FACT

By: /s/ EVA KONOPKA
    -------------------------
Name: Eva Konopka
Title: Senior Vice President

HARTFORD UNDERWRITERS INSURANCE COMPANY
BY: HARTFORD INVESTMENT SERVICES, INC., AS AGENT AND ATTORNEY-IN-FACT

By: /s/ EVA KONOPKA
    -------------------------
Name: Eva Konopka
Title: Senior Vice President

AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/ MICHAEL BULLOCK
    -------------------------
Name: Michael Bullock
Title: V.P. Private Placements

PIONEER MUTUAL LIFE INSURANCE COMPANY
BY: AMERICAN UNITED LIFE INSURANCE COMPANY, ITS AGENT

By: /s/ MICHAEL BULLOCK
    -------------------------
Name: Michael Bullock
Title: V.P. Private Placements

THE STATE LIFE INSURANCE COMPANY
BY: AMERICAN UNITED LIFE INSURANCE COMPANY, ITS AGENT

By: /s/ MICHAEL BULLOCK
    -------------------------
Name: Michael Bullock
Title: V.P. Private Placements

AMERITAS LIFE INSURANCE CORP.
BY: AMERITAS INVESTMENT ADVISORS, INC., AS AGENT

By: /s/ ANDREW S. WHITE
    -------------------------
Name: Andrew S. White
Title: Vice President, Fixed Income Securities

ACACIA NATIONAL LIFE INSURANCE COMPANY
BY: AMERITAS INVESTMENT ADVISORS, INC., AS AGENT

By: /s/ ANDREW S. WHITE
    -------------------------
Name: Andrew S. White
Title: Vice President, Fixed Income Securities

AMERITAS VARIABLE LIFE INSURANCE COMPANY
BY: AMERITAS INVESTMENT ADVISORS, INC., AS AGENT

By: /s/ ANDREW S. WHITE
    -------------------------
Name: Andrew S. White
Title: Vice President, Fixed Income Securities

      The undersigned Guarantors hereby acknowledge and agree to the terms and provisions contained herein and consent to the Company's execution hereof:

MP PUMPS, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

TECUMSEH INVESTMENTS INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

TECUMSEH COMPRESSOR COMPANY

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

LITTLE GIANT PUMP CO.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

DOUGLAS HOLDINGS, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

TECUMSEH POWER COMPANY

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

CONVERGENT TECHNOLOGIES INTERNATIONAL, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

EVERGY, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

EUROMOTOR, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

TECUMSEH PUMP COMPANY

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

MANUFACTURING DATA SYSTEMS, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

DOUGLAS PRODUCTS, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

HAYTON PROPERTY COMPANY, LLC

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

FASCO INDUSTRIES, INC.

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

VON WEISE GEAR COMPANY

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

TECUMSEH CANADA HOLDING COMPANY

By: /s/ JAMES S. NICHOLSON
    -------------------------
Name: James S. Nicholson
Title: Vice President and Treasurer

                                     ANNEX 1

                    CURRENT NOTEHOLDERS AND PRINCIPAL AMOUNTS

                                                                    OUTSTANDING PRINCIPAL AMOUNT
                  NAME OF CURRENT NOTEHOLDER                       OF NOTES HELD AT JUNE 30, 2005
--------------------------------------------------------------     ------------------------------
New York Life Insurance Company                                                   $ 23,333,333.33
New York Life Insurance and Annuity Corporation                                   $ 13,750,000.00
New York Life Insurance and Annuity Corporation                                   $    416,666.67
    Institutionally Owned Life Insurance Separate Account

State Farm Life Insurance Company                                                 $ 31,666,667.00
State Farm Life and Accident Assurance Company                                    $  1,666,667.00
Hare & Co.                                                                        $ 12,500,000.00
(as nominee for General Electric Capital Assurance Company)
Hare & Co.                                                                        $  4,166,667.00
(as nominee for GE Capital Life Assurance Company of New York)
Cudd & Co.                                                                        $  4,166,667.00
(as nominee for Employers Reinsurance Corporation)
Hare & Co.                                                                        $  4,166,667.00
(as nominee for First Colony Life Insurance Company)
Hare & Co.                                                                        $  4,166,667.00
(as nominee for GE Life and Annuity Assurance Company)
Great-West Life & Annuity Insurance Company                                       $ 12,500,000.00
London Life Insurance Company                                                     $  8,333,333.33
Mac & Co.                                                                         $  4,166,666.67
(as nominee for The Great-West Life Assurance Company)
London Life and Casualty (Barbados) Corporation                                   $  4,166,666.67
Mac & Co. (as nominee for Pacific Life Insurance Company)                         $ 20,833,333.33
Jefferson-Pilot Life Insurance Company                                            $  7,500,000.00
Jefferson Pilot Financial Insurance Company                                       $  5,833,325.00
Jefferson Pilot LifeAmerica Insurance Company                                     $  3,333,333.00
Massachusetts Mutual Life Insurance Company                                       $ 13,583,325.00
C.M. Life Insurance Company                                                       $  2,666,666.67
Gerlach & Co. (as nominee for MassMutual Asia)                                    $    416,666.67
Allstate Life Insurance Company                                                   $ 10,000,000.00
Allstate Life Insurance Company of New York                                       $  4,166,667.00
American Heritage Life Insurance Company                                          $  2,500,000.00
Nationwide Life Insurance Company                                                 $  7,500,000.00
Nationwide Life and Annuity Insurance Company                                     $  6,250,000.00

                                                                    OUTSTANDING PRINCIPAL AMOUNT
                  NAME OF CURRENT NOTEHOLDER                       OF NOTES HELD AT JUNE 30, 2005
--------------------------------------------------------------     ------------------------------
Nationwide Mutual Insurance Company                                               $  2,916,666.67
Transamerica Life Insurance Company                                               $  6,250,000.00
Transamerica Occidental Life Insurance Company                                    $  3,125,000.00
Transamerica Life Insurance and Annuity Company                                   $  3,125,000.00
Hartford Life Insurance Company                                                   $  6,666,667.00
Hartford Underwriters Insurance Company                                           $  3,333,333.00
American United Life Insurance Company                                            $  6,250,000.00
Pioneer Mutual Life Insurance Company                                             $    625,000.00
The State Life Insurance Corp.                                                    $    625,000.00
Ameritas Life Insurance Corp.                                                     $  1,666,666.67
Salkeld & Co.                                                                     $    833,333.33
(as nominee for Acacia National Life Insurance Company)
Ameritas Variable Life Insurance Company                                          $    833,333.33

                                                                       EXHIBIT A

                 AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

1. Section 10.6 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

      "SECTION 10.6. PRIORITY DEBT. The Company will not, at any time, permit Priority Debt to exceed 20% of Consolidated Net Worth determined as of the end of the most recently ended fiscal quarter of the Company. Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, incur any Priority Debt (other than Indebtedness under existing working capital credit facilities in accordance with the terms thereof on June 30, 2005, including the maximum amounts permitted to be borrowed thereunder) at any time during the Temporary Waiver Period and after the expiration of the Temporary Waiver Period if the Required Holders and the Company shall not have agreed to a further waiver or amendment of the provisions of Section 10.3 of the Note Purchase Agreement as at the end of the Temporary Waiver Period."

2. Section 10.8 of the Existing Note Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

      "Notwithstanding the foregoing the Company will not, or will not permit any Subsidiary to, incur any Priority Debt (other than Indebtedness under existing working capital credit facilities in accordance with the terms thereof on June 30, 2005, including the maximum amounts permitted to be borrowed thereunder) at any time during the Temporary Waiver Period or at any time when a Default or Event of Default exists or would be created thereby."

3. Section 10.10 of the Existing Note Purchase Agreement is hereby amended by adding the following sentences at the end thereof:

      "Notwithstanding the foregoing at no time during the Temporary Waiver Period will the Company make, or permit any Subsidiary to make, any Asset Disposition (other than the sale of all of the registered shares of Kulthorn Kirby Public Company held by the Company so long as (i) the aggregate net proceeds thereof does not exceed $6,000,000 and (ii) all such net proceeds are applied to a Special Debt Prepayment Application). As used in this Section 10.10 "Special Debt Prepayment Application" means, with respect to any Transfer of such registered shares, the application by the Company of cash in an amount equal to the Net Sales Amount with respect to such Transfer to pay Senior Debt, provided that in the course of making such application the Company shall offer to prepay, at par, each outstanding Note in principal amount which equals the Ratable Portion for such Note together with interest accrued thereon as of the date of payment (which offer shall be in writing and shall offer to prepay the Ratable Portion of the Notes on a date which is not less than 30 days after the date of the notice of offer). If any holder of a Note fails to accept in writing such offer of prepayment within 15 days of receipt of the notice of offer, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note on any date means an amount equal to the product of (x) the Net Sales Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note on such date and the denominator of which is the aggregate outstanding principal amount of Senior Debt on such date."

4. A new Section 10.12 is hereby added to the Existing Note Purchase Agreement to follow Section 10.11 to read as follows:

      "SECTION 10.12. RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, make any Restricted Payment at any time during the Temporary Waiver Period and after the expiration of the Temporary Waiver Period if the Required Holders and the Company shall not have agreed to a further waiver or amendment of the provisions of Section 10.3 of the Note Purchase Agreement as at the end of the Temporary Waiver Period."

5. A new section 10.13 is hereby added to the Existing Note Purchase Agreement to follow Section 10.12 to read as follows:

      "SECTION 10.13. TEMPORARY WAIVER RESTRICTION. At no time during the Temporary Waiver Period will the Company, or any Subsidiary (a) repay or prepay any Indebtedness (other than (i) regularly scheduled payments in the ordinary course of business pursuant to the terms of such Indebtedness in effect on June 30, 2005 and (ii) payments of principal under the Credit Agreement so long as the outstanding principal balance due thereunder remains no less than the outstanding principal balance thereunder at the close of business on June 30, 2005), (b) acquire, either directly or by merger or otherwise, the assets or capital stock of any ongoing business or (c) transfer any assets to a Special Purpose Subsidiary."

6. Schedule B to the Existing Note Purchase Agreement is hereby amended by adding the following new definitions to appear in their proper alphabetical order:

      ""DISTRIBUTION" means, in respect of any corporation, association or other business entity:

            (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

            (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests).

      "FIRST AMENDMENT" means the First Amendment and Waiver No. 1 to Note Purchase Agreement dated as of June 30, 2005 by and among the Company and the Required Holders.

      "FIRST AMENDMENT EFFECTIVE DATE" means the Effective Date (as such term is defined in the First Amendment).

      "RESTRICTED PAYMENT" means any Distribution in respect of the Company or any Subsidiary (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by the Company or another Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock.

      "TEMPORARY WAIVER PERIOD" means the period commencing on the First Amendment Effective Date through August 8, 2005."

                                      -3-